UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 12, 2021

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hyster-Yale Materials Handling, Inc. (the "Company") held its Annual Meeting of Stockholders on May 12, 2021.

The stockholders elected the following twelve nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE AGAINST	ABSTENTIONS	BROKER NON-VOTES
James B. Bemowski	47,458,938	145,871	60,372	612,085
J.C. Butler, Jr.	45,873,473	1,730,882	60,826	612,085
Carolyn Corvi	47,115,505	489,104	60,572	612,085
Edward T. Eliopoulos	47,456,366	148,241	60,574	612,085
John P. Jumper	46,348,614	1,256,173	60,394	612,085
Dennis W. LaBarre	42,681,377	4,923,421	60,383	612,085
H. Vincent Poor	46,439,282	1,165,314	60,585	612,085
Alfred M. Rankin, Jr.	47,229,794	375,585	59,802	612,085
Claiborne R. Rankin	46,989,011	615,334	60,836	612,085
Britton T. Taplin	46,972,017	631,450	61,714	612,085
David B.H. Williams	46,979,625	624,973	60,583	612,085
Eugene Wong	47,434,305	170,404	60,472	612,085

The stockholders approved, on an advisory basis, the Company's named executive officer compensation:

For	47,415,359
Against	219,729
Abstain	30,093
Broker non-votes	612,085

The stockholders confirmed the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the current fiscal year:

For	48,227,049
Against	37,460
Abstain	12,757

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 14, 2021		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary